Aquestive Therapeutics Strengthens Team to Align with Strategic Focus on Allergy Space

•Appoints Timothy E. Morris, a veteran biotech executive with over 35 years of experience in executive and financial leadership, to Board of Directors

•Names Kenneth Truitt, M.D., with over 25 years of clinical and regulatory experience across biotechnology and large pharmaceutical companies, as Chief Medical Officer

•Reports inducement grant to Dr. Truitt under Nasdaq Listing Rule 5635(c)(4)

WARREN, N.J., August 10, 2022 -- Aquestive Therapeutics, Inc. (Nasdaq: AQST), a pharmaceutical company advancing medicines to solve patients' problems with current standards of care and provide transformative products to improve their lives, announced today the appointments of Timothy E. Morris to the Company’s Board of Directors, effective August 5, 2022, and Kenneth Truitt, M.D., as Chief Medical Officer effective September 6, 2022. Aquestive’s Board of Directors will now be comprised of seven Directors, six of whom are independent directors. Mr. Morris has been appointed to the Audit Committee of the Board of Directors.

“I am very pleased to welcome Ken to the Aquestive team. His extensive clinical development experience will play an instrumental role in progressing the Company, especially our epinephrine delivery platform and other significant advancements to come within the allergy space,” said Dan Barber, President and Chief Executive Officer of Aquestive. “Ken will help ensure that AQST-109 remains on track as we continue to plan to engage the FDA later this year in an End-of-Phase 2 meeting. I also look forward to working with Ken as we continue to advance and expand our product development pipeline into 2022 and beyond.”

Dr. Truitt commented, “With years of experience in biotechnology, I recognize the potential for AQST-109 to transform that standard-of-care for the emergency treatment of allergic reactions. I look forward to joining the Aquestive team as it is poised to commence its pivotal program for AQST-109 in the U.S. next year.”

“We are delighted to welcome Tim Morris to the Board of Directors,” said Santo J. Costa, Chairman of the Board at Aquestive. “Tim is a highly skilled and seasoned executive who will significantly contribute to the Board of Directors carrying out its mandate.”

Mr. Morris commented, “These are exciting times at Aquestive and I am pleased to be joining the Board of Directors. I look forward to working closely with the other board members as the Company focuses on advancing its existing pipeline while also building its financial strength.”

About Timothy Morris
Mr. Morris presently serves as the Chief Operating Officer and Chief Financial Officer of Humanigen, Inc. (Nasdaq: HGEN), where he focuses his attention on manufacturing, supply chain, corporate development, human resources, finance, investor relations, and public relations. Previously he served as the Chief Financial Officer of Iovance Biotherapeutics, Inc. from 2017 to 2020, AcelRx Pharmaceuticals, Inc. from 2014 to 2017, and Vivus Inc. from 2004 to 2013. Mr. Morris has extensive Board experience, currently serving as a board member of DBV Technologies (Euronext: DBV, Nasdaq: DBVT), where he is a members of the audit and pricing committees, Univercells S.A., where he is a member of the audit and strategic committees, Humanetics Corporation, where he serves as the chair of the audit committee and a member of the compensation committee, and Humanigen Australia PTY Ltd, Humanigen Ltd., and Humanigen EU Ltd. Mr. Morris previously served on the boards of directors of Humanigen, Inc. (Nasdaq:

HGEN) from 2016 to 2020, and PAION, Inc., a U.S. subsidiary of PAION AG. Mr. Morris earned a BS in Business, with an emphasis in Accounting, from California State University and is a Certified Public Accountant. Upon joining the Audit Committee, the Company’s Chairman of the Board, Mr. Santo J. Costa, will be stepping down as a member of the Audit Committee.

About Kenneth Truitt, M.D.
Dr. Truitt previously served as Chief Medical Officer at Venthera Inc. and ImmusanT Inc. Dr. Truitt has garnered experience in clinical development, spanning pre-IND through registration across multiple therapeutic areas and has extensive experience with autoimmunity and inflammation, CNS and sensory, pain/analgesia, pulmonary, and rare diseases. He received his post-graduate medical training in internal medicine and rheumatology from the University of California at San Francisco.

Inducement Grant under Nasdaq Listing Rule 5635(c)(4)
Under the Company’s 2022 Equity Inducement Plan, Dr. Truitt will receive on the first date of his employment an equity award of 100,000 shares of non-qualified common stock options (collectively, the “Inducement Options”) at an exercise price per share equal to the closing price of Aquestive’s common stock on the Nasdaq Global Market on September 6, 2022, the grant date of the award (the “Grant Date”). These Inducement Options will have a three year term and vest annually 25% on the first and second anniversaries of the Grant Date and 50% on the third anniversary of the Grant Date, subject to continued employment through the applicable vesting date. These Inducement Options are granted in reliance on the employment inducement exemption provided under Nasdaq Listing Rule 5635(c)(4). The award of these Inducement Options was approved by the independent Compensation Committee of the Board of Directors and was a material inducement for Dr. Truitt to accept employment with Aquestive Therapeutics. The Inducement Options were granted outside of the Company’s 2018 Equity Incentive Plan.

“This is an important day for Aquestive, “Mr. Barber continued. “Tim and Ken provide significant strength to our Board and management team, respectively. I would also like to thank Gary Slatko, who has served as the Company’s Chief Medical Officer for the past several years. Dr. Slatko will remain on the Aquestive team and will support Dr. Truitt on advancing our pipeline programs.”

About Aquestive
Aquestive Therapeutics, Inc. (NASDAQ: AQST) is a pharmaceutical company advancing medicines to solve patients’ problems with current standards of care and provide transformative products to improve their lives. We are developing orally administered products to deliver complex molecules, providing novel alternatives to invasive and inconvenient standard of care therapies. Aquestive has five commercialized products on the U.S. market, four licensed products and one stand-alone proprietary product to date, Sympazan® (clobazam) oral film for the treatment of seizures associated with Lennox-Gastaut syndrome. Our licensees market their products in the U.S. and around the world. The Company also collaborates with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven drug development and commercialization capabilities. Aquestive is advancing a late-stage proprietary product pipeline focused on treating diseases of the central nervous system, or CNS, and an earlier stage pipeline for the treatment of severe allergic reactions, including anaphylaxis. For more information, visit Aquestive.com and follow us on LinkedIn.

Forward-Looking Statement
Certain statements in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the advancement and related timing of AQST-109 through the regulatory and development pipeline and clinical and business strategies, market opportunities, and other statements that are not historical facts. These forward-looking statements are subject to the uncertain impact of the COVID-19 global pandemic on our business including with respect to our clinical trials including site initiation, patient enrollment and timing and adequacy of clinical trials; on regulatory submissions and regulatory reviews and approvals of our product candidates; pharmaceutical ingredient and other raw materials supply chain, manufacture, and distribution; sale of and demand for our products; our liquidity and availability of capital resources; customer demand for our products and services; customers’ ability to pay for goods and services; and ongoing availability of an appropriate labor force and skilled professionals. Given these uncertainties, the Company is unable to provide assurance that operations can be maintained as planned prior to the COVID-19 pandemic.

These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials for AQST-109 and our other product candidates; risk of delays in FDA approval of Libervant® (diazepam) Buccal Film, AQST-109, and our other drug candidates or failure to receive FDA approval; ability to address the concerns identified in the FDA’s Complete Response Letter dated September 25, 2020 regarding the New Drug Application for Libervant; risk of our ability to demonstrate to the FDA “clinical superiority” within the meaning of the FDA regulations of Libervant relative to FDA-approved diazepam rectal gel and nasal spray products including by establishing a major contribution to patient care within the meaning of FDA regulations relative to the approved products as well as risks related to other potential pathways or positions which are or may in the future be advanced to the FDA to overcome the seven year orphan drug exclusivity granted by the FDA for the approved nasal spray product of a competitor in the U.S., and there can be no assurance that we will be successful; risk that a competitor obtains FDA orphan drug exclusivity for a product with the same active moiety as any of our other drug products for which we are seeking FDA approval and that such earlier approved competitor orphan drug blocks such other product candidates in the U.S. for seven years for the same indication; risk in obtaining market access for other reasons; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risk of development of our sales and marketing capabilities; risk of sufficient capital and cash resources, including access to available debt and equity financing and revenues from operations, to satisfy all of our short-term and longer term liquidity and cash requirements and other cash needs, at the times and in the amounts needed; risks related to the outsourcing of certain marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance of our product and product candidates; the success of any competing products, including generics; risk of the size and growth of our product markets; risks of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company’s products; risk of unexpected patent developments; the impact of existing and future legislation and regulatory provisions on product exclusivity; legislation or regulatory actions affecting pharmaceutical product pricing, reimbursement or access; claims and risks that may arise regarding the safety or efficacy of the Company's products and product candidates; risk of loss of significant customers; risks related to legal proceedings and associated costs, including patent infringement, investigative and antitrust litigation matters; changes in government laws and regulations; risk of product recalls and withdrawals; uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items; and other uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in our Annual Report on Form 10 K, in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K filed with the Securities Exchange Commission. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The

Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PharmFilm®, Sympazan® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc.

Investor Inquiries:
ICR Westwicke
Stephanie Carrington
stephanie.carrington@westwicke.com
646-277-1282